Exhibit 99.1

BSD Medical Corporation to Raise $5,225,000 in Registered Direct Offering

SALT LAKE CITY, UTAH, June 26, 2014 – BSD Medical Corporation (NASDAQCM: BSDM) (BSD), a leading provider of medical systems that utilize heat therapy to treat cancer, announced today that it has entered into definitive agreements with institutional investors to raise approximately $5,225,000 in a registered direct offering at a price of $0.95 per unit.  The Company is offering an aggregate of 5,500,000 shares of the Company's common stock and warrants to purchase up to 4,400,000 shares of the Company's common stock. The common stock and warrants will be immediately separable. The warrants will be exercisable six months and one day after the closing and have a term of exercise of five years from when they are exercisable and an exercise price of $1.10 per share. The offering is expected to close on or about July 1, 2014 subject to customary closing conditions.

Maxim Group LLC is acting as the exclusive placement agent for the offering.

BSD intends to use the net proceeds from the offering for general working capital purposes.

The units are being offered by BSD pursuant to a shelf registration statement on Form S-3 (file no. 333-184164) filed pursuant to the Securities Act of 1933, which was previously filed with, and declared effective by, the Securities and Exchange Commission (SEC). A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About BSD Medical Corporation

BSD Medical Corporation develops, manufactures, markets and services systems to treat cancer and benign diseases using heat therapy delivered using focused microwave energy and radiofrequency (RF). BSD’s product lines include ablation and hyperthermia treatment systems. BSD’s microwave ablation system has been developed as a stand-alone therapy to ablate and destroy soft tissue. The Company has developed extensive intellectual property, multiple products in the market, and well established distribution in the United States, Europe and Asia. BSD’s hyperthermia cancer treatment systems, which have been in use for several years in the United States, Europe and Asia, are used to treat certain tumors with heat (hyperthermia) while increasing the effectiveness of other therapies such as radiation therapy. Certain of the Company’s products have received regulatory approvals in the United States, Europe and China. For further information visit BSD Medical’s website at www.BSDMedical.com.

About Maxim Group LLC

Maxim Group LLC is a full-service investment banking firm headquartered in New York. Maxim Group provides a full array of financial services including investment banking; private wealth management; and global institutional equity, fixed-income and derivatives sales and trading as well as equity research. The investment banking group focuses on middle market and emerging growth companies within the healthcare, technology, media, shipping, energy, retail, and business and financial services sectors. The institutional coverage of Maxim Group spans North and South America, Europe and Asia.

Statements contained in this press release that are not historical facts are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including the intended use of proceeds of the offering. All forward-looking statements are subject to risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including risks and uncertainties relating to the Company’s products, regulatory environment, domestic and foreign markets, and other risk factors set forth in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

Contact:

BSD Medical Corporation
William Barth, 801-972-5555
Fax: 801-972-5930
investor@bsdmc.com